Exhibit 99.2

FRONT OF CARD:

INTEGRATED CIRCUIT SYSTEMS, INC.

PROXY

Solicited on behalf of the Board of Directors

The undersigned hereby appoints Hock E. Tan and Justine F. Lien, and each of them, as proxies with full power of substitution, to vote all shares of common stock which the undersigned has power to vote at the Special Meeting of Shareholders of Integrated Circuit Systems, Inc. to be held at 10:30 am EST on September 15, 2005 at ICS’s principal executive offices located at 2435 Boulevard of The Generals, Norristown, Pennsylvania, and at any adjournment or postponement thereof, in accordance with the instructions set forth herein, and all other matters that may properly come before the Special Meeting, and with the same effect as though the undersigned were present in person and voting such shares.

Signing and dating this proxy card will have the effect of revoking any proxy card that you signed on an earlier date, and will constitute a revocation of all previously granted authority to vote for every proposal included on any proxy card.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE AND THE PROXY IS SIGNED AND RETURNED, IT WILL BE VOTED “FOR” APPROVAL OF EACH OF PROPOSAL 1 AND 2, AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, EXCEPT TO THE EXTENT SUCH DISCRETIONARY AUTHORITY IS WITHHELD BELOW.

The Directors recommend a vote “FOR” Proposal 1 and Proposal 2.

1. Adoption of the agreement and plan of merger, dated June 15, 2005, by and among Integrated Device Technologies, Inc., Colonial Merger Sub I, Inc. and Integrated Circuit Systems, Inc.

☐ FOR	☐ AGAINST	☐ ABSTAIN

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(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

2. To approve the adjournment of the meeting, if necessary, to solicit additional proxies in favor of the proposal above.

☐ FOR	☐ AGAINST	☐ ABSTAIN

DISCRETIONARY AUTHORITY

Unless you check the box below, to the extent that you have not voted on a matter in person or by proxy, the proxies are authorized to vote, in their discretion, upon any matter that as may properly come before the meeting.     ☐ WITHHELD

PLEASE INDICATE WHETHER YOU WILL ATTEND THE SPECIAL MEETING OF SHAREHOLDERS ON SEPTEMBER 15, 2005. ☐ I plan to attend the Special Meeting. ☐ I do not plan to attend the Special Meeting.

The undersigned acknowledges receipt from Integrated Circuit Systems, Inc. prior to the execution of this proxy, of the Notice of Special Meeting and accompanying Joint Proxy Statement/Prospectus.

Please sign exactly as name appears hereon. Joint owners should each sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign and give their full title. If a corporation, please indicate the full corporate name and have a duly authorized officer sign, stating title. If a partnership, please sign in partnership name by an authorized person.

Dated: , 2005

Signature

PLEASE RETURN IN THE ENCLOSED POSTAGE-PAID ENVELOPE	(Shareholders Sign Here)

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YOUR VOTE IS IMPORTANT

VOTE TODAY IN ONE OF THREE WAYS:

1.	VOTE BY TELEPHONE: After you call the phone number below, you will be asked to enter the control number at the bottom of the page. You will need to respond to only a few simple prompts. Your vote will be confirmed and cast as directed.

   Call toll-free in the U.S. or Canada at

   1-866-626-4508 on a touch-tone telephone

OR

2.	VOTE BY INTERNET:
Log-on to www.votestock.com
Enter your control number printed below
Vote your proxy by checking the appropriate boxes
Click on “Accept Vote”

OR

3.	VOTE BY MAIL: If you do not wish to vote by telephone or over the internet, please complete, sign, date and return the above proxy card in the pre-paid envelope provided.

YOUR CONTROL NUMBER IS:

«control»

You may vote by telephone or Internet 24 hours a day, 7 days a week.

Your telephone or Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned your proxy card.